UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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United States Steel Corporation
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Commencing on or about April 13, 2011, United States Steel Corporation will send the following communication to certain shareholders:

April 13, 2011

Dear U. S. Steel Stockholder,

As of this writing, our records indicate that you have not yet voted in connection with our April 26, 2011 annual meeting of stockholders. Your vote is important to us. Your shares cannot be counted unless you provide instructions as to how you wish them to be voted. You can do this by (1) calling 1-800-454-8683 with the enclosed voting instruction form in hand and following the simple instructions, (2) going to www.proxyvote.com with your voting instruction form in hand and following the simple instructions, or (3) promptly marking, signing and returning your voting instruction form in the enclosed envelope.

Please Vote Today

If you have questions or need help voting your shares, please call our proxy solicitation firm, Georgeson Inc., at 1-800-248-7605, between 9:00 a.m. and 9:00 p.m. Eastern time Monday through Saturday. Your participation is greatly appreciated. Thank you very much.

Sincerely,

Craig D. Mallick
Corporate Secretary